Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168878, 333-172573, 333-179773, 333-186964, 333-202462, 333-210189 and 333-176742) of RealPage, Inc. of our report dated December 1, 2017, with respect to the consolidated financial statements of On-Site Manager, Inc. as of December 31, 2016 and for the year then ended, and included in this Amendment No. 1 to the Current Report on Form 8-K (No. 001-34846) of RealPage, Inc. dated December 11, 2017.

/s/Moss Adams LLP

Campbell, California
December 11, 2017